Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Intellicheck Mobilisa, Inc.

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-151097, 333-143448, 333-85436 and 333-47882) and on Form S-3 (Nos. 333-151302 and 333-127663) of Intellicheck Mobilisa, Inc., of our report dated March 11, 2010, relating to the financial statements and financial statement schedule, which appear in this Annual Report on Form 10-K.

/s/ Amper Politziner & Mattia, LLP
New York, New York
March 11, 2010